EXHIBIT 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Wooldridge and Kimberly A. Baber, or either of them, the undersigned’s true and lawful attorney-in-fact to:

        (1)        execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Spartan Motors, Inc. (the “Company”), (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (b) Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended; and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

        (2)        prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID (including amendments thereto), and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of the foregoing forms, reports, and documents;

        (3)        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Forms 3, 4 and 5, Form 144, Schedules 13D and 13G or other form or report, complete and execute any amendment or amendments thereto, and timely file such form or report with the SEC and any stock exchange or similar authority; and

        (4)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Rule 144 of the Securities Act of 1933, as amended, or Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, or any of the rules thereunder.

        The undersigned agrees that the attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to each such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing any forms or reports pursuant to this Power of Attorney. This paragraph shall survive the termination of the Power of Attorney.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form ID, Forms 3, 4 and 5, Form 144, Schedules 13D and 13G or other form or report with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of May, 2009.

/s/ Hugh W. Sloan, Jr. —————————————— Hugh W. Sloan, Jr.